Exhibit 99.1


                                                Citizens Communications
                                                3 High Ridge Park
                                                Stamford, CT  06905
                                                203.614.5600
                                                Web site: www.czn.net
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FOR IMMEDIATE RELEASE

Contact:
Michael Bromley
Investor Relations
203.614.5218
mbromley@czn.com


               Citizens Communications Announces Initial Decision by U.S. District Court in Bangor, Maine Litigation


Stamford, CT, June 28, 2006 - Citizens Communications Company (NYSE: CZN) announced today that the United States District Court for the District of Maine yesterday issued Findings of Fact and Conclusions of Law in the initial liability phase of an environmental contamination lawsuit filed by the City of Bangor, Maine against Citizens Communications Company. The City of Bangor had alleged that Citizens is solely responsible for the costs of cleaning up environmental contamination in the Penobscot River alleged to have resulted from the operation of a manufactured gas plant owned by Citizens from 1948 until 1963.

With respect to the majority of the alleged contamination in the Penobscot River that is the subject of the case, the Court found that "the possibility of any human contact and the risk of endangerment to humans or the environment is remote and de minimus." The Court determined that Citizens and the City should share cleanup costs for the remaining smaller section of the River 60% and 40%, respectively. "We are pleased that the Court has both recognized that the alleged contamination that needs to be remediated is limited to a small section of the River and that the City also has significant responsibility for the remediation," said Hilary Glassman, Senior Vice President and General Counsel of Citizens.

Citizens is continuing to evaluate the decision and the costs it may incur in connection with any required remediation of the smaller section of the River. The precise nature of the remedy in this case remains to be determined by subsequent proceedings. In the interim, Citizens intends to (i) seek relief from the Court in connection with the adverse aspects of the Court's opinion, (ii) continue pursuing its right to obtain contribution from the third parties against whom Citizens has commenced litigation in connection with this case, and
(iii) vigorously prosecute a lawsuit against certain insurance carriers for indemnification for any remedial costs ultimately assessed against it and for all costs of defense.

Citizens cannot at this time determine what amount it may recover from third parties or insurance carriers. The City had claimed that a large section of the Penobscot River required remediation at a cost to Citizens in excess of $50 million. Citizens believes that the Court's decision confirms that the City's allegations about the potential scope of cleanup, as well as Citizens' sole responsibility for cleanup costs, are without merit.


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About Citizens Communications Company

Citizens  Communications  Company (NYSE:  CZN) is a full-service  communications provider and one of the largest local exchange telephone companies in the country. Under the Frontier brand name, the company offers telephone, television and internet services, as well as bundled offerings, ESPN360 streaming video, security solutions and specialized bundles for small businesses and home offices. Additional information about Frontier's products and services is available at www.frontier.myway.com and www.frontieronline.com. For more information about Citizens Communications, visit www.czn.net.

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the statements. These statements are made on the basis of management's views and assumptions regarding future events. Forward-looking statements (including oral representations) involve risks and uncertainties that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. These risks and uncertainties are based on a number of factors, including but not limited to, the outcome of subsequent proceedings regarding the precise nature and cost of the remedy in the above-referenced case, the Court's ability to impose joint and several liability under the Resource Conservation and Recovery Act ("RCRA"), the outcome of the Company's request for the Court to reconsider certain aspects of its opinion, the outcome of appeals that may be filed by either party, if any, and the outcome of the Company's lawsuits against third parties for contribution and against insurance carriers for indemnification. The foregoing information should be read in conjunction with the Company's filings with the U.S. Securities and Exchange Commission including, but not limited to, reports on Forms 10-K and 10-Q. The Company does not intend to update or revise these forward-looking statements to reflect the occurrence of future events or circumstances.

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